                            SCHEDULE 14A INFORMATION

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                        Household International, Inc.
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

                                [HOUSEHOLD LOGO]

                         Household International, Inc.
                               2700 Sanders Road
                           Prospect Heights, IL 60070
                                 (847) 564-5000
                                                                  March 19, 2003



Dear Stockholder:

     As you know, we are holding a special meeting of stockholders of Household International, Inc. on March 28, 2003, at Household International, Inc., 2700 Sanders Road, Prospect Heights, Illinois, at 10:00 a.m. local time. At the meeting, holders of Household capital stock entitled to vote will be asked to adopt a merger agreement that Household has entered into with HSBC Holdings plc. In the merger, Household will be merged with and into a wholly owned subsidiary of HSBC, and as a result HSBC will acquire Household.

     On February 26, 2003, we mailed to you a detailed document that contains a description of the proposed merger and other important information for you to consider in connection with the proposed merger. The attached supplement contains additional supplemental information. I urge you to read this supplemental information carefully together with the other materials we have sent you regarding the merger.

     In particular, this supplemental information contains a description of a cease and desist order that Household has recently consented to, without admitting or denying any wrongdoing, relating to certain prior disclosures of Household in our prior SEC filings describing our account management policies. The Securities and Exchange Commission has found that certain aspects of the description of our reaging and forbearance policies contained in certain of our prior SEC filings were incomplete or inaccurate constituting a violation of Sections 10(b) and 13(a) of the Securities Exchange Act of 1934, as amended, and certain related SEC rules. Household has agreed to cease and desist from further such violations of the federal securities laws. In order to provide further clarity with respect to our reaging and forbearance policies and practices, we have set forth a detailed description of these policies and practices in this supplement for your review.

     Household and HSBC each remains fully committed to completing the merger subject to the terms and conditions of the merger agreement. The strategic rationale and anticipated financial rewards for both companies remain as strong as ever. We have made substantial progress in our merger and integration planning and we anticipate being in a position to close our merger shortly following the receipt of the requisite approval by Household stockholders and HSBC shareholders and the receipt of all required regulatory approvals.

     Your vote on the merger is very important. A proxy card and return envelope are also included with this document, and the document includes information about how to vote by telephone or on the Internet. There is no need to return the proxy card or grant your proxy by telephone or the Internet if you have already done so; however, if you wish to, you can revoke any proxy you previously submitted, or change your vote, at any time before your proxy is submitted at the special meeting by submitting another proper proxy by mail, telephone or on the Internet.

                                          Sincerely,

                                          /s/ William F. Aldinger



                                          WILLIAM F. ALDINGER
                                          Chairman and Chief Executive Officer

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE HSBC ORDINARY SHARES OR HSBC AMERICAN DEPOSITARY SHARES TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS DOCUMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This document is dated March 19, 2003 and is first being mailed to stockholders on or about March 19, 2003.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Background..................................................     1
Account Management Policies and Practices...................     2
Litigation Relating to the Merger...........................     5
How to Vote or Change Your Vote.............................     6
Where You Can Find More Information.........................     8

                                   BACKGROUND

     Household is subject to ongoing regulation by the Securities and Exchange Commission, or SEC, the Office of the Comptroller of the Currency and other US (federal and state) and foreign regulatory agencies, which agencies have broad oversight, supervisory and enforcement powers. Within the scope of these powers, requests have been made, to which Household has responded, for factual material surrounding our consumer protection settlement with a multi-state working group of state attorneys general and regulatory agencies, our 2002 restatement and certain other matters.

     On March 18, 2003, without admitting or denying any wrongdoing, Household consented to the entry of an order by the SEC pursuant to Section 21C of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The order contains findings by the SEC relating to the sufficiency of certain disclosures in reports Household filed with the SEC during 2002. The SEC found that Household's disclosures regarding its restructure policies fail to present an accurate description of the minimum payment requirements applicable under the various policies or to disclose Household's policy of automatically restructuring numerous loans and are therefore false and misleading. The SEC also found misleading Household's failure to disclose its policy of excluding forbearance arrangements in certain of its businesses from its 60+ days contractual delinquency statistics. The SEC noted that the 60+ days contractual delinquency rate and restructuring statistics are key measures of Household's financial performance because they positively correlate to charge-off rates and loan loss reserves. The SEC findings state that these disclosures violated Sections 10(b) and 13(a) of the Exchange Act, and Rules 10b-5, 12b-20, 13a-1 and 13a-13 under the Exchange Act. A copy of the consent order has been filed publicly with the SEC on a Current Report on Form 8-K and is available from us upon request. See "Where You Can Find More Information" below.

     The consent order requires Household to cease and desist from committing or causing any violations or future violations of the provisions of and rules under the Exchange Act cited above. The order does not require Household to pay any fines or monetary damages. The SEC's order does not require any restatement of Household's financial results. Household has agreed to the entry of the consent order, without admitting or denying the SEC's findings.

     This document contains a revised and more detailed description of Household's account management policies and practices, including its restructuring and forbearance policies. We will also be filing an amendment to our Annual Report on Form 10-K/A for the year ended December 31, 2001 with a revised description of our account management policies and practices, which will be incorporated by reference into this document. The existing disclosures about our restructure policies will be replaced with the following language:

       Our account management policies and practices for consumer receivables include collection strategies that permit us to reset the contractual delinquency status of an account to current in certain circumstances. We are amending our disclosures of our restructure policies to include the following disclosures: (1) in numerous instances Household accepts one or zero payments prior to resetting the delinquency status, and (2) in many instances, we restructure delinquent accounts automatically. In the case of automatic restructures, no prior contact is required with the customer to determine if the cause of delinquency has been cured. These account management policies and practices vary from product to product and are continually being tested and refined and may change from time to time and period to period. The account management policies and practices include, but are not limited to, restructure or reaging of accounts, forbearance agreements, extended payment plans, modification arrangements, consumer credit counseling accommodations, loan rewrites and deferments.

     Please refer to "Where You Can Find More Information."

                   ACCOUNT MANAGEMENT POLICIES AND PRACTICES

     Our policies and practices for the collection of consumer receivables, including our restructuring policies, permit us to reset the contractual delinquency status of an account to current, based on indicia or criteria which, in our judgment, evidence continued payment probability. Such restructuring policies and practices vary by product and are designed to manage customer relationships, maximize collections and avoid foreclosure or repossession if reasonably possible. Approximately two-thirds of all restructured receivables are secured products which may have less loss severity exposure because of the underlying collateral. Credit loss reserves take into account whether a loan has been restructured, rewritten or is subject to a forbearance, credit counseling accommodation, modification, extension or deferment. Such reserves also take into consideration the loss severity expected based on the underlying collateral, if any, for the loan.

     The following information generally summarizes the main criteria for our restructuring policies and practices by product area. The fact that the restructuring criteria may be met for a particular account does not require us to restructure that account, and the extent to which we restructure accounts that are eligible under the criteria will vary depending upon our view of prevailing economic conditions and other factors which may change from period to period. In addition, for some products, accounts may be restructured without receipt of a payment in certain special circumstances (e.g., upon reaffirmation of a debt owed to us in connection with a Chapter 7 bankruptcy proceeding). As indicated, our account management policies and practices are designed to manage customer relationships and to help maximize collection opportunities. We use account restructuring as an account and customer management tool in an effort to increase the value of our account relationships and, accordingly, the application of this tool is subject to complexities, variations and changes from time to time. These policies and practices are continually under review and assessment to assure that they meet the goals outlined above and, accordingly, we modify or permit exceptions to these general policies and practices from time to time. You should take this into account when comparing restructuring statistics from different periods. Further, to the best of our knowledge, most of our other competitors do not disclose account restructuring, reaging, loan rewriting, forbearance, modification, deferment or extended payment information comparable to the information we have disclosed, and the lack of such disclosure by other lenders may limit your ability to draw meaningful conclusions about us and our business based solely on data or information regarding account restructuring statistics or policies.

PRODUCT                   SUMMARY OF RESTRUCTURING POLICIES AND PRACTICES(1),(3)
-------                   ------------------------------------------------------
REAL ESTATE SECURED       Real Estate -- Overall
                          - An account may be restructured if we receive two payments within 60 days; we may restructure accounts with hardship, disaster or strike with one payment or no payments
                          - Accounts that have filed for Chapter 7 bankruptcy
                            protection may be restructured upon receipt of a signed
                            reaffirmation agreement
                          - Accounts that have had a Chapter 13 plan filed with a
                            bankruptcy court generally require one payment to be
                            restructured
                          - Except for bankruptcy reaffirmation and Chapter 13 plans, agreed automatic withdrawal or hardship/disaster/strike,
                            accounts are usually limited to one restructure every 12
                            months
                          - Accounts generally are not eligible for restructure until on books for at least six months
                          Real Estate -- Consumer Lending(2)
                          - Accounts that signed up for payment by automatic
                            withdrawal are generally restructured with one payment
                          Real Estate -- Mortgage Services
                          - Accounts that have made at least six payments during the life of the loan and that agree to pay by automatic
                            withdrawal are generally restructured with one payment

PRODUCT                   SUMMARY OF RESTRUCTURING POLICIES AND PRACTICES(1),(3)
-------                   ------------------------------------------------------
AUTO FINANCE              - Accounts may be extended if we receive one payment within
                            60 days
                          - Accounts may be extended no more than three months at a
                            time and by no more than three months in any 12-month period
                          - Extensions are limited to up to six months over the
                            contractual life

MASTERCARD AND VISA       - Typically, accounts qualify for restructuring if two or
                            three payments are received
                          - Generally, restructuring may occur no earlier than once
                            every six months, but accounts in early stage delinquency
                            that meet certain credit characteristics may generally be
                            restructured based on one payment

PRIVATE LABEL(4)          - If we receive one payment, an account may generally be
                            restructured to current
                          - Limited to once every six months (or longer, depending on the merchant) for revolving accounts and once every 12
                            months for closed-end accounts

PERSONAL NON-CREDIT CARD  - Account may be restructured if we receive one payment within 60 days; may restructure hardship/disaster/strike
                            accounts with one or no payments
                          - Certain previously acquired accounts may be restructured up to four times per year
                          - If an account is never more than 90 days delinquent, it
                            may generally be restructured up to three times per year
                          - If an account is ever more than 90 days delinquent, it may not be restructured with one payment more than four times
                            over its life; however, generally the account may
                            thereafter be restructured if two payments are received
                          - Accounts subject to programs for hardship or strike may
                            require only the receipt of reduced payments in order to be restructured; disaster is restructured with no payments

---------------

(1) We employ account restructuring and other account management policies and practices as flexible account management tools. In addition to variances in criteria by product, criteria may also vary within a product line (for example, in our private label credit card business, criteria may vary from merchant to merchant). Also, we continually review our product lines and assess restructuring criteria and they are subject to modification or exceptions from time to time. Accordingly, the description of our account restructuring policies or practices provided in this table should be taken only as overall guidance to the restructuring approach taken within each product line, and not as an assurance that accounts not meeting these criteria will never be restructured, that every account meeting these criteria will in fact be restructured or that these criteria will not change or that exceptions will not be made in individual cases.

(2) During the first half of 2002, certain previously acquired real estate secured accounts required one payment to be restructured and were generally limited to one restructuring every nine months.

(3) For our United Kingdom business, an account may be restructured if we receive two payments within 60 days; limited to one restructure every 12 months, with a lifetime limit of three times.

(4) For our Canada business, private label is limited to one restructure every four months (six months for new accounts in 2003).

     The tables below summarize restructuring statistics in our managed basis domestic portfolio as of December 31, 2002 and 2001.

TOTAL RESTRUCTURED BY RESTRUCTURE PERIOD -- DOMESTIC PORTFOLIO(1)
(MANAGED BASIS)

                                                              AT DECEMBER 31,
                                                              ----------------
                                                               2002      2001
                                                              ------    ------
  Never restructured........................................   84.4%     83.1%
  Restructured:
     Restructured in the last 6 months......................    6.5       9.0
     Restructured in the last 7-12 months...................    4.1       3.6
     Previously restructured beyond 12 months...............    5.0       4.3
                                                              -----     -----
     Total ever restructured(2).............................   15.6      16.9
                                                              -----     -----
  Total.....................................................  100.0%    100.0%
                                                              =====     =====

TOTAL RESTRUCTURED BY PRODUCT -- DOMESTIC PORTFOLIO(1)
(MANAGED BASIS)

                                                             AT DECEMBER 31,
                                                   ------------------------------------
                                                         2002                2001
                                                   ----------------    ----------------
  Real estate secured............................  $ 8,473.2   19.0%   $ 8,667.1   20.0%
  Auto finance...................................    1,242.9   16.7        959.3   15.0
  MasterCard/Visa................................      540.8    3.2        512.5    3.2
  Private label..................................    1,255.4    9.7      1,332.4   11.1
  Personal non-credit card.......................    3,768.1   23.0      4,191.5   27.2
                                                   ---------   ----    ---------   ----
  Total(2).......................................  $15,280.4   15.6%   $15,662.8   16.9%
                                                   =========   ====    =========   ====

---------------

(1) Excludes commercial and other. Amounts also include accounts as to which the delinquency status has been reset to current for reasons other than restructuring (e.g., correcting the misapplication of a timely payment).

(2) Total including foreign businesses was 14.8 percent at December 31, 2002 and
    16.2 percent at December 31, 2001.

     In addition to our restructuring policies and practices, we employ other account management techniques, which we typically use on a more limited basis, that are similarly designed to manage customer relationships and maximize collections. These can include, at our discretion, actions such as extended payment arrangements, Credit Card Services consumer credit counseling accommodations, forbearance, modifications, loan rewrites and/or deferment pending a change in circumstances. We typically enter into forbearance agreements, extended payment and modification arrangements or deferments with individual borrowers in transitional situations, usually involving borrower hardship circumstances or temporary setbacks that are expected to affect the borrower's ability to pay the contractually specified amount for some period of time. These actions vary by product and are under continual review and assessment to determine if they are meeting their intended goals. For example, under a forbearance agreement, we may agree not to take certain collection or credit agency reporting actions with respect to missed payments, often in return for the borrower's agreeing to pay us an extra amount in connection with making future payments. In some cases, a forbearance agreement as well as extended payment or modification arrangements, deferments, consumer credit counseling accommodations or loan rewrites may involve us agreeing to lower the contractual payment amount or reduce the periodic interest rate. In most cases, the delinquency status of an account is considered to be current if the borrower immediately begins payment under the new account terms, although if the agreed terms are not adhered to by the customer the account status may be reversed to delinquent and collection action resumed. When we use one of these account management techniques, we may treat the account as being contractually current and will not reflect it as a delinquent account in our delinquency statistics. Household generally considers loan rewrites to involve an extension of a new loan, and such new loans are not reflected in our delinquency or restructuring statistics. The amount of managed receivables in forbearance, modification,

Credit Card Services consumer credit counseling accommodations, rewrites or other account management techniques for which we have reset delinquency and that is not included in the restructured statistics above was approximately $900 million or .84% of managed receivables at December 31, 2002 compared with approximately $534 million or .53% of managed receivables at December 31, 2001.

                       LITIGATION RELATING TO THE MERGER

     Several lawsuits have been filed alleging violations of law with respect to the pending merger with HSBC. While the lawsuits are in their preliminary stages, we believe that the claims lack merit and the defendants deny the substantive allegations of the lawsuits. These lawsuits are described below.

     Two of the lawsuits are pending in the Circuit Court of Cook County, Illinois, Chancery Division One, McLaughlin v. Aldinger et al., No. 02 CH 20683 (filed on November 15, 2002), asserts claims on behalf of a purported class of holders of Household common stock against Household and certain of its officers and directors for breach of fiduciary duty in connection with the pending merger with HSBC on the grounds that the defendants allegedly failed to take appropriate steps to maximize the value of a merger transaction for holders of Household common stock. While the complaint contends that plaintiffs will suffer irreparable harm unless the pending merger with HSBC is enjoined, it seeks only unspecified damages. The other, Pace v. Aldinger et al., No. 02 CH 19270 (filed on October 24, 2002 and amended on November 15, 2002), is both a purported derivative lawsuit on behalf of Household and a purported class action on behalf of holders of Household common stock. This lawsuit was filed prior to the announcement of the pending merger with HSBC and originally asserted claims relating to the restatement of our consolidated financial statements, the preliminary agreement with a multi-state working group of state attorneys general, and other accounting matters. It has since been amended to allege that Household and certain of its officers and directors breached their fiduciary duties in connection with the pending merger with HSBC and seeks to enjoin the pending merger with HSBC, as well as unspecified damages allegedly stemming both from the pending merger and the original claims described above. On March 11, 2003, plaintiff in the Pace action moved the Court for expedited discovery and to set a hearing date for a preliminary injunction motion seeking to enjoin the pending merger with HSBC. On March 13, 2003, the Court denied the motion without prejudice.

     A third lawsuit relating to the pending merger with HSBC, Williamson v. Aldinger et al., No. 03 C00331 (filed on January 15, 2003) is pending in the United States District Court for the Northern District of Illinois. This derivative lawsuit on behalf of Household claims that certain of Household's officers and directors breached their fiduciary duties and committed corporate waste by agreeing to the pending merger with HSBC and allegedly failing to take appropriate steps to maximize the value of a merger transaction. The complaint seeks to enjoin the pending merger with HSBC. As to each case described above, the appropriate insurance carrier has been placed on notice.

     Plaintiffs in the actions have asserted that the proxy materials provided to the Household stockholders are deficient in failing to disclose or sufficiently emphasize the following, which plaintiffs consider important to the stockholders' decision with respect to the pending merger with HSBC, including: that Household or its financial advisor failed to obtain internal projections of HSBC of its expected future performance; that, as has been alleged, Household failed to take adequate steps to "shop" the company before agreeing to the merger agreement with HSBC and that the magnitude of the termination fee payable to HSBC under the merger agreement in certain circumstances constitutes an unreasonable impediment to a competing transaction; and that, also as has been alleged, the senior management of Household and its Board of Directors were motivated to approve and recommend the merger with HSBC allegedly in order to insulate themselves from personal liability for claims arising out of the restatement of Household's consolidated financial statements, the preliminary agreement with a multi-state working group of state attorneys general, and other accounting matters. Plaintiffs believe that these matters should be carefully considered by the stockholders in determining whether to vote to approve the merger.

     On March 18, 2003, plaintiffs in the three actions (together with the plaintiff in another related action pending in the Circuit Court of Cook County, Illinois, Chancery Division (Bailey v. Aldinger et al., No. 02 CH 16476 (filed August 27, 2002)) have agreed in principle to a settlement of the actions based on, among other things, the additional disclosures above relating to their allegations and HSBC's agreement to waive $55 million of the termination fee otherwise payable to HSBC from Household under the merger agreement in certain circumstances. That agreement in principle is subject to customary conditions including definitive documentation of the settlement, additional confirmatory discovery by the plaintiffs and approval by the Courts following notice to the stockholders and a hearing. A hearing will be scheduled at which the Court will consider the fairness, reasonableness and adequacy of the settlement which, if finally approved by the Court, will resolve all of the claims that were or could have been brought in the actions being settled, including all claims relating to the merger.

                        HOW TO VOTE OR CHANGE YOUR VOTE

     For those stockholders entitled to vote on the merger at the special meeting, a new proxy card and return envelope have been included with this document. There is no need to return the proxy card or grant your proxy by telephone or the Internet if you have already done so; however, if you wish to, you can revoke any proxy you previously submitted, or change your vote, at any time before your proxy is submitted at the special meeting by submitting another proper proxy by mail, telephone or on the Internet. For the convenience of stockholders, we set out below instructions on how to vote or change your vote as well as details of the special meeting.

     YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO VOTE IN PERSON AT THE SPECIAL MEETING, IF YOU HAVE NOT YET VOTED OR IF YOU WISH TO CHANGE YOUR VOTE, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE. YOU MAY ALSO GRANT YOUR PROXY BY TELEPHONE OR ON THE INTERNET AS DESCRIBED BELOW AND ON THE ENCLOSED PROXY CARD. Giving your proxy now will not affect your right to vote in person if you wish to attend the special meeting and vote personally.

TIME, PLACE AND PURPOSE OF THE SPECIAL MEETING

     The special meeting will be held at Household International, Inc., 2700 Sanders Road, Prospect Heights, Illinois, on March 28, 2003, at 10:00 a.m. local time. The purpose of the special meeting is to consider and vote on the proposal to adopt the merger agreement and to consider any other matters that may properly come before the Household special meeting.

     Household's board of directors has unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of Household and its stockholders, unanimously approved the merger agreement and the transactions contemplated by the merger agreement and unanimously recommends that Household stockholders vote "FOR" adoption of the merger agreement.

WHO CAN VOTE AT THE SPECIAL MEETING

     The holders of record of Household common stock and Household voting preferred stock as of the close of business on February 21, 2003, which is the record date for the special meeting, are entitled to receive notice of and to vote, together as a single class, at the special meeting. Holders of Household non-voting preferred stock are entitled to notice of, but are not entitled to vote at, the special meeting.

     If you own shares that are registered in someone else's name, for example, in the name of a broker, you need to direct that person to vote those shares or obtain an authorization from that person and vote those shares yourself at the meeting. On the record date, there were 473,664,080 shares of Household common stock outstanding held by approximately 65,995 stockholders of record, as well as 407,718 shares of 5% cumulative preferred stock, 103,976 shares of $4.50 cumulative preferred stock and 836,585 shares of $4.30 cumulative preferred stock outstanding held by approximately 1,103,208 and 464 stockholders of record, respectively. The approximate number of holders of Household common stock was determined by adding the number of record holders to the estimated number of proxies to be sent to street name holders.

VOTE REQUIRED

     The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Household common stock and Household voting preferred stock entitled to vote on the merger, voting together as a single class. Each holder of a share of Household common stock and voting preferred stock is entitled to one vote per share. Failure to grant your proxy by telephone or on the Internet, to return a properly executed proxy card or to vote in person will have the same effect as a vote "AGAINST" adoption of the merger agreement (except that shares of Household common stock credited to an account under the Household International Tax Reduction Investment Plan, or TRIP, for which voting instructions are not received will be voted by the plan's trustee in the same way as the majority of the shares held under the plan for which voting instructions are received).

     Under the rules of the NYSE, brokers who hold shares of stock in street names for customers have the authority to vote those shares in their discretion on "routine" proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to the approval of non-routine matters such as adoption of the merger agreement and, as a result, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote those shares. Shares of stock held by brokers for customers who have not provided such voting instructions on a matter are referred to generally as "broker non-votes." Abstentions and properly executed broker non-votes will be treated as shares of stock that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists and will have the same effect as votes "AGAINST" adoption of the merger agreement.

     The holders of a majority of the outstanding shares of Household common stock and voting preferred stock, taken together as a single class, entitled to be cast as of the record date, represented in person or by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting.

HOW YOU CAN VOTE

     Each holder of shares of Household common stock and voting preferred stock outstanding on February 21, 2003 is entitled to one vote per share, voting together as a single class, at the special meeting. Because the vote on the merger agreement is based on the number of shares outstanding rather than on the number of votes cast, failure to vote your shares is effectively a vote "AGAINST" adoption of the merger agreement (except as described below with respect to shares of Household common stock held in TRIP accounts). If you are the record holder of shares of Household common stock or voting preferred stock, you can vote your shares in any of four ways:

     - Granting Your Proxy by Mail. If you choose to grant your proxy by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided. Proxies submitted by mail must be received by 10:00 a.m., central time, on March 28, 2003.

     - Granting Your Proxy by Telephone. You can grant your proxy by telephone by calling the toll-free telephone number on your proxy card. You may grant your proxy by telephone 24 hours a day. Proxies submitted by telephone must be received by 12:00 midnight, central time, on March 27, 2003.

     - Granting Your Proxy on the Internet. You can also grant your proxy on the Internet. The web site where you can grant your proxy is on your proxy card and is available 24 hours a day. Proxies submitted on the Internet must be received by 12:00 midnight, central time, on March 27, 2003.

     - Voting in Person.  You can also vote in person at the special meeting.

     If you grant your proxy by telephone or on the Internet, you should not return your proxy card. Instructions on how to grant your proxy by telephone or on the Internet are given on the proxy card included with this document. If you own shares that are registered in someone else's name, for example, a broker, you need to direct that person to vote those shares or obtain an authorization from them and vote those shares yourself at the meeting.

     Your proxy represents any shares of Household common stock and/or voting preferred stock registered in your name, as well as any full or fractional shares of Household common stock held in your name under the Household Dividend Reinvestment and Common Stock Purchase Plan, Household Employee Stock Purchase Plan, Household International Tax Reduction Investment Plan or Household Financial Corporation Limited Match and Save Plan. If you participate in TRIP, to vote your shares of Household common stock held in your TRIP account you must return your completed proxy/voting instruction card to Computershare Investor Services LLC in the envelope provided or grant your proxy by telephone or on the Internet as outlined on the proxy card by March 25, 2003. Vanguard Fiduciary Trust Company, the TRIP trustee, will act as your proxy and will vote the shares of Household common stock held in your TRIP account. If Computershare does not receive your voting instructions for shares held in your TRIP account by March 25, 2003, your shares will be voted by Vanguard in the same way as the majority of the TRIP held shares for which voting instructions are received.

     If your shares are held in the name of a bank, broker, trustee or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the special meeting.

     If you vote your shares by submitting a proxy, your shares will be voted at the special meeting as you indicated on your proxy card, telephone proxy or Internet proxy. If no instructions are indicated on your signed proxy card (including with respect to proxy cards received for shares held in your TRIP account), all of your shares will be voted "FOR" the adoption of the merger agreement.

     As of the record date, the directors and executive officers of Household owned, in the aggregate, 1,658,303 outstanding shares of Household common stock, or collectively approximately 0.003% of the outstanding shares of Household common stock on that date, and no shares of voting preferred stock.

     Household will pay the costs of soliciting proxies for the special meeting. Officers, directors and employees of Household may solicit proxies by telephone, mail, the Internet or in person. However, they will not be paid for soliciting proxies. Household hired Georgeson Shareholder Communications, Inc. to solicit proxies, for which they will be paid $20,000 plus reimbursement of out-of-pocket expenses. Upon request, Household will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding solicitation material to beneficial owners of shares of stock entitled to vote on the merger agreement.

HOW TO REVOKE OR CHANGE YOUR VOTE

     You can revoke your proxy at any time before it is voted at the special meeting by:

     - giving written notice of revocation to the Corporate Secretary of Household at Household International, Inc., 2700 Sanders Road, Prospect Heights, Illinois, 60070, Attention: Corporate Secretary;

     - submitting another proper proxy by mail, by telephone or on the Internet; or

     - attending the special meeting and voting by paper ballot in person.

                      WHERE YOU CAN FIND MORE INFORMATION

     HSBC files annual and special reports and other information and Household files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC's public reference room located at 450 Fifth Street, NW, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0300 for further information on the availability of the public reference room. Household's and HSBC's SEC filings are available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the SEC at www.sec.gov.

     HSBC has filed a registration statement on Form F-4 to register with the SEC the HSBC ordinary shares that Household stockholders will receive in the merger. This document is a part of the registration statement on Form F-4 and constitutes a prospectus of HSBC, as well as being a proxy statement for Household for its special meeting.

     The SEC permits HSBC and Household to "incorporate by reference" information into this document. This means that HSBC and Household can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information contained directly in this document.

     This document incorporates by reference the documents set forth below that have been previously filed with or furnished to the SEC. These documents contain important information about HSBC and Household and their respective financial conditions.

HSBC SEC FILINGS (COMMISSION FILE NO. 1-14930;
CIK NO. 00011089113)                                                   PERIOD
----------------------------------------------                         ------
Annual Reports on Form 20-F and Form 20-F/A     Year ended December 31, 2001, filed on March 4, 2002
                                                and March 13, 2002

                                                Year ended December 31, 2002, filed on March 6, 2003

Reports on Form 6-K                             Furnished on February 25, 2002, April 5, 2002, April
                                                8, 2002, April 10, 2002, May 10, 2002, June 20,
                                                2002, August 5, 2002, August 9, 2002, August 19,
                                                2002, September 3, 2002, September 4, 2002,
                                                September 10, 2002, September 13, 2002, October 8,
                                                2002, November 1, 2002 (two reports), November 4,
                                                2002, November 7, 2002 (two reports), November 20,
                                                2002, November 25, 2002, December 11, 2002, December
                                                12, 2002, December 13, 2002, December 17, 2002 (two
                                                reports), December 20, 2002 (two reports), December
                                                23, 2002, December 24, 2002, January 21, 2003,
                                                February 3, 2003 (two reports), February 6, 2003,
                                                February 12, 2003, February 13, 2003, February 14,
                                                2003, February 18, 2003, February 20, 2003, February
                                                26, 2003 (three reports), February 28, 2003, March
                                                3, 2003 (two reports), March 4, 2003, March 5, 2003
                                                (four reports), March 6, 2003 (three reports), March
                                                7, 2003 (three reports), March 10, 2003 (two
                                                reports) and March 12, 2003

HOUSEHOLD SEC FILINGS (COMMISSION FILE NO. 1-8198;
CIK NO. 0000354964)                                                        PERIOD
--------------------------------------------------                         ------
Annual Report on Form 10-K/A                        Year ended December 31, 2001, filed on August 27,
                                                    2002

Quarterly Reports on Form 10-Q and 10-Q/A           Quarter ended March 31, 2002, filed on August 14,
                                                    2002 and August 15, 2002
                                                    Quarter ended June 30, 2002, filed on August 14,
                                                    2002 and August 15, 2002
                                                    Quarter ended September 30, 2002, filed on October
                                                    24, 2002

Current Reports on Form 8-K                         Filed on January 16, 2002, January 28, 2002, March
                                                    13, 2002, March 21, 2002, April 8, 2002, April 9,
                                                    2002, April 17, 2002, July 17, 2002, August 14,
                                                    2002, September 16, 2002, October 15, 2002, October
                                                    16, 2002, October 29, 2002, October 30, 2002,
                                                    November 6, 2002, November 18, 2002, January 16,
                                                    2003, January 21, 2003 and March 19, 2003

     HSBC and Household also incorporate by reference into this document additional documents that they may file with the SEC from the date of this document to the date of the Household special meeting. These include reports such as annual reports on Form 10-K of Household and Form 20-F of HSBC, quarterly reports on Form 10-Q of Household, current reports on Form 8-K of Household, any reports on Form 6-K of HSBC specifically identified as being incorporated by reference into this document and proxy statements of Household.

     The HSBC ordinary shares to be issued in the merger (including the HSBC ordinary shares underlying the HSBC ADSs to be issued in the merger) will be admitted to the Official List of the U.K. Listing Authority and to trading on the LSE and will be listed on the SEHK, Euronext Paris and the NYSE. The HSBC ADSs to be issued in the merger will be listed on the NYSE.

     If you are an HSBC shareholder or a Household stockholder, you may have been sent some of the documents incorporated by reference, but you can obtain any of them through HSBC, Household or the SEC as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this document. Stockholders may obtain documents incorporated by reference into this document by requesting them in writing, by telephone, by e-mail or on the Internet from the appropriate company at the following addresses:

        Household International, Inc.                        HSBC Holdings plc
              2700 Sanders Road                               8 Canada Square
      Prospect Heights, Illinois 60070                        London E14 5HQ
                     USA                                          England
          Tel. No.: (847) 564-5000                    Tel. No.: (011-44-20)7991-8888
         Website: www.household.com                        Website: www.hsbc.com
                   e-mail:                                        e-mail:
       investorrelations@household.com                     shareholder@hsbc.com

     If you would like to request documents from HSBC or Household, please do so by March 24, 2003 in order to receive them before the Household special meeting.

[HOUSEHOLD LOGO]


                                            000000  0000000000  0  0000

                                            000000000.000 ext
                                            000000000.000 ext
[HOUSEHOLD LOGO]                            000000000.000 ext
                                            000000000.000 ext
                                            000000000.000 ext
MR A SAMPLE                                 000000000.000 ext
DESIGNATION (IF ANY)                        000000000.000 ext
ADD 1                                       Holder Account Number
ADD 2                                       C  1234567890 JNT
ADD 3
ADD 4                                       ||||||||||||||||||||||
ADD 5                                       ||||||||||||||||||||||
ADD 6                                       ||||||||||||||||||||||


                                                                           [ ]   Mark this box with an X if you have
                                                                                 made changes to your name or address
                                                                                 details above.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
SPECIAL MEETING PROXY CARD
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
A     PROPOSALS

PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

The Board of Directors recommends a vote FOR Proposal 1. Shares will be so voted unless you otherwise indicate.

1. Adoption of the Agreement and Plan of Merger, dated as of November 14, 2002, by and among HSBC Holdings plc, Household International, Inc. and H2 Acquisition Corporation, pursuant to which, among other things, Household will be merged with and into H2 Acquisition Corporation, a wholly owned subsidiary of HSBC, HSBC will acquire Household and each outstanding share of Household common stock will be converted into the right to receive, at the election of the holder, either 2.675 HSBC ordinary shares or 0.535 American depositary shares, each of which evidences five HSBC ordinary shares.

[ ] FOR                           [ ] AGAINST                       [ ] WITHHOLD


2. The undersigned hereby authorizes the proxies to vote in their discretion on any other business that may properly be brought before the Special Meeting or any adjournment thereof.

[ ] FOR                           [ ] AGAINST                       [ ] WITHHOLD

B AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

NOTE: Please sign exactly as name appears hereon. For joint accounts both owners should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please sign your full title.

Signature 1 - Please keep signature      Signature 2 - Please keep signature    Date (mm/dd/yyyy)
              within the box                           within the box
                                                                                      /   /
                                                                                      /   /

-------------------------------------------------------------------------------
PROXY - HOUSEHOLD INTERNATIONAL, INC.
-------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS FOR THE SPECIAL MEETING ON FRIDAY, MARCH 28, 2003

The undersigned hereby appoints K. H. Robin, J. D. Nichols and J. W. Blenke, and each of them true and lawful proxies with power of substitution, to vote all shares of Common and/or Preferred Stock of the undersigned, at the Special Meeting of Stockholders of Household International, Inc., to be held Friday, March 28, 2003, and at any adjournment thereof, on the proposals set forth on the reverse side of this card, which are referred to in the enclosed Notice of Special Meeting of Stockholders and Proxy Statements, each dated February 26, 2003. If no direction is made, this proxy will be voted FOR Proposal 1 and according to the judgment of the proxies with respect to any other business that may come before the Special Meeting or any adjournment thereof.

                  (Continued and to be signed on reverse side.)

To Our Stockholders:

Whether or not you are able to attend the Special Meeting of Stockholders on Friday, March 28, 2003, it is important that your shares be represented, no matter how many shares you own. Listed below are instructions on how to vote by proxy. You may vote by telephone, over the Internet, or by mail.

In order to reduce the number of duplicate mailings of proxy materials, Household has consolidated on a single proxy/voting instruction card all of your holdings in Household Common and/or Voting Preferred Stock registered under the identical name and tax identification number, including ownership that may be attributed to Household's Dividend Reinvestment & Common Stock Purchase Plan; our Employee Stock Purchase Plan; our 401(k) employee benefit plan, the Tax Reduction Investment Plan ("TRIP"); and our matching contribution plan for Canadian employees, the Match and Save Plan. The proxy also provides voting instructions for shares of Household Common Stock held in TRIP as disclosed in the Proxy Statement.

INTERNET AND TELEPHONE VOTING INSTRUCTIONS

YOU CAN VOTE BY TELEPHONE OR INTERNET! AVAILABLE 24 HOURS A DAY 7 DAYS A WEEK! Instead of mailing your proxy, you many choose one of the two voting methods outlined below to vote your proxy. Have this proxy card in hand when you call.

     To vote using the Telephone
       (within U.S. and Canada)               To vote using the Internet             To vote by Mail
-    Call toll free 1-866-290-9744       -    Go to the following web           -    Mark, sign and date the
     in the United States or Canada           site:                                  proxy card.
     any time on a touch tone
     telephone. There is NO CHARGE            WWW.COMPUTERSHARE.COM/US/PROXY    -    Return the proxy card in
     to you for the call.                                                            the postage-paid envelope provided.

                                         -    Enter the information
-    Enter the Holder Account                 requested on your computer
     Number (excluding the letter             screen and follow the simple
     "C") and Proxy Access Number             instructions.
     located below.

-    Follow the simple recorded
     instructions.

Option 1: To vote as the Board of
     Directors recommends on ALL
     proposals:  Press 1.

     When asked, Please confirm
     your vote by pressing 1.

Option 2: If you choose to vote upon
     EACH proposal separately, press
     0 and follow the simple recorded
     instructions.

HOLDER ACCOUNT NUMBER C0123456789        PROXY ACCESS NUMBER 12345

IF YOU VOTE BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL BACK THIS PROXY
CARD.

PROXIES SUBMITTED BY TELEPHONE OR THE INTERNET MUST BE RECEIVED BY 12:00 MIDNIGHT, CENTRAL TIME, ON MARCH 27, 2003.

THANK YOU FOR VOTING



                                      -2-